February 22, 1995


Mr. Willard R. Holland
161 E. Fairlawn Blvd.
Akron, Ohio 44313

Dear Mr. Holland:

           The purpose of this letter is two-fold. First, the Board of Directors (the "Board") of Ohio Edison Company (the "Company") recognizes that when it hired you effective September 1, 1991, you were required to forfeit many of the benefits associated with your years of service with your prior employer. Therefore, in order to induce you to join the Company, the Board authorized the Company to recognize up to 25 years of your prior years of service for purposes of the Company's benefit programs, with the exception of the Company's tax-qualified defined benefit and defined contribution retirement plans. This letter confirms that with respect to the Company's other on-going benefit programs, as well as the Special Severance Agreement described below, your service with the Company is equal to your actual years of service commencing with your date of hire plus 25.

           Second, the Board also recognizes that, as is the case with many publicly held corporations, there always exists the possibility of a change of control of the Company. This possibility and the uncertainty it creates may result in the loss or distraction of members of management of the Company and its subsidiaries to the detriment of the Company and its shareholders.

           The Board considers the establishment, maintenance, and continuity of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders. The Board also believes that when a change of control is perceived as imminent, or is occurring, the Board should be able to receive and rely on disinterested advice from management regarding the best interests of the Company and its shareholders without concern that members of management might be distracted or concerned by the personal uncertainties and risks created by their perception of an imminent or occurring change of control.

           Accordingly, the Board has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of certain members of management of the Company and to ensure the availability of their disinterested advice, notwithstanding the possibility, threat or occurrence of a change of control.

           Therefore, in order to fulfill the above purposes, the Board has designated you as eligible for severance benefits as set forth below.


                        Special Severance Agreement
                        ---------------------------

          i.   Offer
               -----
           In order to induce you to remain in the employ of the Company and to provide continued services to the Company now and in the event that a Change of Control is imminent or occurring, this letter agreement (the "Agreement") sets forth severance benefits which the Company offers to pay to you in the event of a termination of your employment (in the manner described in Section 5 below) subsequent to a Change of Control of the Company (as defined in Section 4 below).

         ii.   Operation
               ---------
           This Agreement shall be effective immediately upon its execution but anything in this Agreement to the contrary notwithstanding, neither this Agreement nor any of its provisions shall be operative unless and until there has been a Change of Control while you are still an employee of the Company, nor shall this Agreement govern or affect your employment relationship with the Company except as explicitly set forth herein. Upon a Change of Control, if you are still employed by the Company, this Agreement and all of its provisions shall become operative immediately. If your employment relationship with the Company is terminated before a Change of Control, you shall have no rights or obligations under this Agreement.

           3.    Term
                 ----
                 (a)  Term of Agreement:  The term of this
                      -----------------
Agreement shall commence immediately upon the date hereof and continue until December 31, 1997.

                 (b)  One-Year Evergreen Provision:  Subject to
                      ----------------------------
subsection (c) below, this Agreement shall be reviewed annually by the Board at a regular meeting held between October 1 and December 31 of each year. At such yearly review, the Board shall consider whether or not to extend the term of this Agreement for an additional year. Unless the Board affirmatively votes not to extend this Agreement, the term of this Agreement shall be

                                     2
extended for a period of one year from the previous termination date. In the event the Board votes not to extend this Agreement, the termination date of this Agreement shall be the later of December 31, 1997 or thirty-six full calendar months from December 31st of the year in which this Agreement was last extended.

                 (c) Subsection (b) above notwithstanding, upon the occurrence of a Change of Control, this Agreement shall be automatically extended for a period of thirty-six full calendar months commencing on the date of such Change of Control. At the end of such thirty-six month period, this Agreement shall terminate.

           4.    Change of Control
                 -----------------
           For the purpose of this Agreement, a "Change of Control" shall mean:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% (25% if such Person proposes any individual for election to the Board or any member of the Board is the representative of such Person) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");
provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of subsection (c) of this Section 4 are satisfied; or

                 (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such

                                     3
individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation,
(i) more than 75% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                 (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or
(ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then

                                     4
beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

           5.    Termination
                 -----------

                 (a)   Termination Following Change of Control:
                       ---------------------------------------
If, within a period of thirty-six full calendar months after a Change of Control (as defined above) of the Company, you are discharged without Cause or resign for Good Reason (as defined below), you shall be entitled to the benefits provided by this Agreement as set forth in Section 6 below.

                 (b)   Good Reason:   If any of the following events
                       -----------
occurs without your express consent and within thirty-six full calendar months after a Change of Control, you may voluntarily terminate your employment within 30 days of the occurrence of such event and be entitled to the severance benefits set forth in
Section 6 below:

                       (1)   The Company assigns any duties to you
           which are inconsistent with your position, duties, offices, titles, status (including membership on the Board of Directors) responsibilities or reporting requirements in effect immediately prior to a Change of Control, or your removal from or any failure to re-elect you to any of such positions or offices, except in connection with termination of your employment for Cause, Disability, Death or Normal Retirement, or by you other than for Good Reason, or;
                                     5
                       (2)   Changes to your base salary are
           inconsistent with your annual performance review and the salary program applicable to other senior executives of the Company; or

                       (3)   The Company discontinues any bonus or
           other compensation plans or any other benefit, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or similar plan (as the same existed immediately prior to the Change of Control) in which you participated or were eligible to participate in immediately prior to the Change of Control and in lieu thereof does not make available plans providing at least comparable benefits; or

                       (4) The Company takes action which adversely affects your participation in, or eligibility for, or materially reduces your benefits otherwise earned or payable under, any of the plans described in (3) above (unless such action is required by law), or which deprives you of any material fringe benefit enjoyed by you immediately prior to the Change of Control, or fails to provide you with the number of paid vacation days to which you were entitled in accordance with normal vacation policy immediately prior to the Change of Control; or

                       (5) The Company requires you to be based at any office or location other than one within a 50 mile radius of the office or location at which you were based immediately prior to the Change of Control;
           (except for required travel on the Company's business to an extent substantially consistent with your business travel obligations as they existed at the time of a Change of Control of the Company); or, in the event you consent to being based anywhere more than fifty miles from such location, the failure by the Company to pay (or reimburse you for) all reasonable moving expenses incurred by you relating to a change of your principal residence in connection with such relocation and to indemnify you against any loss
           (defined as the difference between the actual sale price of such residence after the deduction of all real estate brokerage charges and related selling expenses) and the higher of (1) your aggregate investment in such residence or (2) the fair market value of such residence (as determined by a real estate appraiser designated by you and reasonably satisfactory to the Company) realized upon the sale of such residence in connection with any such change of residence; or


                                     6
                       (6)   The Company's requiring you to perform
           duties or services which necessitate absence overnight from your place of residence, because of travel involving the business or affairs of the Company, to a degree not substantially consistent with the extent of such absence necessitated by such travel during the period of twelve months immediately preceding a Change of Control of the Company; or

                       (7)   The Company purports to terminate your
           employment otherwise than as expressly permitted by this Agreement; or

                       (8)   The Company fails to comply with and
           satisfy Section 9 below, provided that such successor has received at least ten days prior written notice from the Company or from you of the requirements of
           Section 9 below.

           You shall have the sole right to determine, in good faith, whether any of the above events has occurred.

                 (c)   Cause:   Cause shall mean:  conviction of a
                       -----
felony or crime involving an act of moral turpitude, dishonesty, or misfeasance.

                 (d)   Notice of Termination:   Any termination by
                       ---------------------
the Company for Cause, or by you for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which
(i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination.

                 (e)   Date of Termination:  "Date of Termination"
                       -------------------
means (1) if your employment is terminated by the Company for Cause or without Cause, or by you for Good Reason or other than for Good Reason, the date of receipt by the other of the Notice of Termination, and (2) if your employment is terminated by reason of Death, Disability or Normal Retirement (as defined below), the Date of Termination shall be the date of your death, the date of receipt of your Notice of Termination, or the first of the month following the month you reach the normal retirement age for employees in your position, respectively.

                                     7
                 (f)   Normal Retirement:   If your employment is
                       -----------------
terminated due to normal retirement, you shall not be entitled to severance benefits under this Agreement, regardless of the occurrence of a Change of Control. A termination by normal retirement shall have occurred where your termination is caused by the fact that you have reached normal retirement age for employees in your position.

                 (g)   Termination for Cause:  If subsequent to a
                       ---------------------
Change of Control, your employment is terminated by the Company for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and you shall also receive all accrued or vested benefits of any kind to which you are, or would otherwise have been, entitled throughout the Date of Termination (as defined in subsection (e) of this Section 5), and the Company shall thereupon have no further obligation to you under this Agreement.

                 (h)   Disability or Death:   If termination of your
                       -------------------
employment results from your Disability or death, you shall not be entitled to severance benefits under this Agreement, regardless of the occurrence of a Change of Control. You or your designated beneficiary, in the case of your death, shall receive all accrued or vested benefits of any kind to which you are, or would otherwise have been, entitled through the Date of Termination, and the Company shall thereupon have no further obligation to you under this Agreement.

           "Disability" shall mean, for the purposes of this Agreement, your total and permanent disability such that you would be entitled to receive Disability Retirement Income under the Company's qualified pension plans, except for purposes of this provision you need not have completed ten (10) years of service with the Company, followed by the Company giving you thirty days written notice of its intention to terminate your employment by reason thereof, and your failure because of your Disability to resume the full-time performance of your duties within such period of thirty days and thereafter perform the same for a period of two consecutive months.

           6.    Severance Benefits
                 ------------------
           If, within a period of thirty-six full calendar months after a Change of Control of the Company, you are discharged without Cause or resign for Good Reason, the following shall be applicable:



                                     8
                 (a)   The Company shall pay to you within ten
business days following the Date of Termination a lump sum severance benefit, payable in cash, the amounts determined as provided below:

                       (1)   Your full base salary through the Date
           of Termination at the rate in effect at the time Notice of Termination, is given.


                       (2)   In lieu of further salary payments to
           you for periods subsequent to the Date of Termination, an amount equal to 2.99 multiplied by the sum of your annual base salary at the rate in effect as of the Date of Termination (or, if higher, at the rate in effect as of the time of the Change of Control) plus the average annual short-term incentive amount awarded to you under the Ohio Edison System Executive Incentive Compensation Plan ("Executive Incentive Plan") for the three years immediately preceding the year during which the Date of Termination occurs whether or not fully paid.

                 (b) For purposes of the Executive Incentive Plan, you shall be considered to have retired and will be paid the pro rata portion of your short-term incentive award earned, if any, and any long-term deferred incentive awards earned, if any, per the terms of the plan.

                 (c) For purposes of determining the amount of benefits you may continue after the Date of Termination under the Company's group health and life insurance plans, you shall be considered as having retired at your current age or age 55, whichever is greater, and your current years of service calculated as if you are age 55, whichever is greater.

                 (d)   For purposes of the Ohio Edison System
Executive Deferred Compensation Plan ("Deferred Compensation Plan"), you shall be considered to have retired at age 62, entitling you to the full amount of your Retirement Account, if any, payable in accordance with the terms of the Deferred Compensation Plan.

                 (e) For purposes of calculating your benefit under the Ohio Edison System Supplemental Executive Retirement Plan ("SERP"), you shall be considered as having retired from the Company at your current age or age 55, whichever is greater, and your current years of service or 5 years of service, whichever is greater. Your benefit under the SERP will commence on the first of the month following the Date of Termination as follows:




                                     9
                       (1) If, on the Date of Termination, you are less than age 55, your monthly benefit from the SERP shall be calculated in accordance with the terms of the SERP except that (a) until you reach age 55, such SERP benefit shall be offset by any compensation earned by you from a subsequent employer as provided in paragraph
           (j) below; (b) at age 55, such SERP benefit shall only be offset by the monthly amounts to which you will be entitled at age 55 from the Company's tax-qualified pension plan, the supplementary pension make-up benefit under the Deferred Compensation Plan and/or the tax-qualified pension plan of any previous employers (collectively, "Pension Income"), irrespective of whether you receive such benefits at that time; and,
           (c) at age 62 such SERP benefit shall be offset only by Pension Income and the monthly primary Social Security Benefit to which you will be entitled at age 62, irrespective of whether you receive such benefits at that time;

                       (2) If, on the Date of Termination, you are at least age 55 but less than age 62, your monthly benefit from the SERP shall be calculated in accordance with the terms of the SERP, except that (a) until you reach age 62, such SERP benefit shall be offset only by your Pension Income, irrespective of whether you receive such benefits at that time; and (b) at age 62 such SERP benefit shall be offset only by Pension
           Income and the monthly primary Social Security benefit to which you will be entitled at age 62, irrespective of whether you receive such benefits at that time;

                       (3) If, on the Date of Termination, you are at least age 62,your monthly benefit from the SERP shall be calculated and offset in accordance with the terms of the SERP.

                 (f)   For purposes of the Executive Supplemental
Life Plan ("ESLP"), you may continue to participate as if you retired from the Company prior to age 65 in accordance with the terms of the ESLP, irrespective of your age at the Date of Termination.

                 (g)   In the event that because of their
relationship to you, members of your family or other individuals are covered by any plan, program, or arrangement described in subsection (b) above immediately prior to the Date of Termination, the provisions set forth in subsection (b) shall apply equally to require the continued coverage of such persons; provided, however, that if under the terms of any such plan, program or arrangement, any such person would have ceased to be eligible for coverage during the period in which the Company is

                                    10
obligated to continue coverage for you, nothing set forth herein shall obligate the Company to continue to provide coverage which would have ceased even if you had remained an employee of the Company.

                 (h) The Company shall enable you to purchase the automobile, if any, which the Company was providing for your use at the time Notice of Termination was given at the wholesale value of such automobile at such time.

                 (i)   Other Benefits Payable:   The severance
                       ----------------------
benefits described in Subsections (a), (b), (c), (d), (e), (f),
(g) and (h) above shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits which may be owed to you following your discharge or resignation (and are not contingent on any Change of Control preceding such termination), including but not limited to, accrued and/or banked vacation, amounts or benefits payable, if any, under any bonus or other compensation plans, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar plan.

                 (j)   Payment Obligations:  Other than as set forth
                       -------------------
in the Deferred Compensation Plan or the SERP, upon a Change of Control the Company's obligations to pay the severance benefits or make any other payments described in this Section 6 shall not be affected by any set-off, counterclaim, recoupment, defense or other right which the Company or any of its subsidiaries may have against the Executive or anyone else. If you are less than age
55 at the time of your discharge without Cause or your resignation for Good Reason, then, commencing 24 months after the Date of Termination, you shall be required to seek employment elsewhere and thereby mitigate the amount of SERP benefit payable under Paragraph (d)(1). You shall not be required to accept a position other than as a senior executive of an entity comparable in size to the Company and having duties, responsibilities and authority substantially similar in scope and nature to your position with the Company immediately prior to the Date of Termination. Upon obtaining such employment, you shall promptly notify the Company of the compensation and benefits you received or will receive from such new employer and of any changes therein.

                 (k)   Legal Fees and Expenses:   Subject to and
                       -----------------------
contingent upon the occurrence of a Change of Control the Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which you may reasonably thereafter incur as a result of any contest, litigation or

                                    11
arbitration (regardless of the outcome thereof) by the Company, you or others of the validity or enforceability of, or liability under, any provision of this Agreement, the Deferred Compensation Plan, or the SERP (including any contest by you about the amount of any payment pursuant to this Agreement, the Deferred Compensation Plan or the SERP), plus in each case interest on any delayed payment at the rate of 150% of the Prime Rate as published in the Wall Street Journal in the Money Rates Table on the business day immediately preceding the conclusion of any such contest, litigation or arbitration.

                 (l)   Certain Additional Payments by the Company:
                       ------------------------------------------

                       (1)   Anything in this Agreement to the
           contrary notwithstanding, in the event that the Executive becomes entitled to severance benefits under this Section 6 hereof, the Deferred Compensation Plan, the SERP or otherwise, and it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Deferred Compensation Plan, the SERP or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                       (2)   All determinations required to be made
           under this subsection (i), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made in good faith by the Company which shall provide detailed supporting calculations to the Executive within 15 business days of the date of termination of the Executive's employment, if applicable, or such earlier time as is requested by the Company. If the Company determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion of counsel that he has substantial authority not to report any Excise Tax on his federal income tax return. Except as hereinafter provided, any determination by the Company shall be

                                    12
           binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Company hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive is required to make a payment of any Excise Tax, the Company shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

           7.    Assignability
                 -------------

           This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.
Neither this Agreement nor any right or obligation hereunder may be assigned by the Company (except to any subsidiary or affiliate) or by you.

           8.    Non-Competition
                 ---------------

           If subsequent to a Change of Control of the Company you should for Good Reason terminate your employment, then for a period of two years after the Date of Termination, you shall not on your own account without the consent of the Company, or as a shareholder, employee, officer, director, consultant or otherwise, engage directly or indirectly in any business or enterprise which is in competition with the Company. For all purposes of this agreement the words "competition with the Company" shall mean the provision of gas and/or electric services on a retail and wholesale basis in the State of Ohio and in any other state contiguous to the State of Ohio; provided, however, that nothing herein contained shall prevent you from purchasing and holding for investment less than 5% of the shares of any corporation the shares of which are regularly traded either on a national securities exchange or in the over-the-counter market.

           9.    Successor
                 ---------

           The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                                    13
As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Failure of the Company to obtain such agreement prior to the effectiveness of such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you terminated your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

           This agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid to such beneficiary or beneficiaries as you shall have designated by written notice delivered to the Company prior to your death or, failing such written notice, to your estate.

           10.   Amendment; Waiver
                 -----------------

           This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

           11.   Notices
                 -------

           All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to you:
           ---------

           Willard R. Holland
           161 E. Fairlawn Blvd.
           Akron, Ohio 44313
                                    14
           If to the Company:
           -----------------

           Secretary
           Ohio Edison Company
           76 South Main Street
           Akron, Ohio 44308

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


           12.   Validity
                 --------

           The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision. If any provision of this Agreement, or portion thereof is so broad, in scope or duration, as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

           13.   Withholding
                 -----------

           The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

           14.   Entire Agreement
                 ----------------

           This Agreement contains the entire understanding of the Company and you with respect to the subject matter hereof.

           15.   Applicable Law
                 --------------

           This Agreement shall be governed by and construed in accordance with the substantive internal law and not the conflict of law provisions of the State of Ohio.

           If the terms of the foregoing Agreement are acceptable
to you, please sign and return to the Company the enclosed copy of this Agreement whereupon this Agreement shall become a valid and legally binding contract between you and the Company.
                                    15

                                  Very truly yours,


                                  OHIO EDISON COMPANY

                                  By: /s/ H. Peter Burg
                                      ---------------------------
                                          H. Peter Burg

                                  Accepted and Agreed as of the date
                                  first above written:

                                     /s/ Willard R. Holland
                                     ---------------------------
                                       Willard R. Holland



19866


































                                    16